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                                                                     EXHIBIT 5.1


November 15, 1996

Pacific Gas and Electric Company
77 Beale Street
San Francisco, CA  94177

          Re:  Pacific Gas and Electric Company
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          At your request, I, Chief Counsel, Corporate for Pacific Gas and Electric Company, a California corporation (the "Company"), am rendering this opinion in connection with the proposed issuance pursuant to the Pacific Gas and Electric Company Long-Term Incentive Program (the "Plan"), of up to 23,000,000 shares of common stock (the "Common Stock"), of the Company.

          I, or other members of the Company's Law Department acting under my direction and under my supervision, have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

          Based on such examination, I am of the opinion that the 23,000,000 shares of Common Stock to be issued by the Company pursuant to the Plan are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to this Registration Statement and to the use of my name wherever it appears in said Registration Statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,

                                       GARY P. ENCINAS

                                       GARY P. ENCINAS